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                                  [Letterhead]




                                                                       Exhibit 5


                                 August 7, 1998

Big Flower Holdings, Inc.
3 East 54th Street
New York, New York  10022

                  Re:      500,000 Shares of Common Stock,
                           $.01 par value

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Big Flower Holdings, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 500,000 shares of Common Stock, $.01 par value (the "New Shares"), of the Company.

                  We are familiar with the proceedings to date with respect to the proposed issuance and sale of the New Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the Registration Statement;


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SIDLEY & AUSTIN                                                     CHICAGO

Big Flower Holdings, Inc.
August 7, 1998
Page 2

and (iii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                                /s/  SIDLEY & AUSTIN